Exhibit 10.11

Operation and Technical Service Agreement of Intelligent Plan Review Platform

Agreement Number: [ ● ]

Party A: China Construction Third Engineering Bureau Group Co., Ltd.

Address: No. 552, Guanshan Road, Wuhan City

Legal representative: Chen Weiguo

Project Contact:

Contact details:

Mailing address:

Telephone / fax:

Email:

Party B: Shanghai Xiao-i Robot Technology Co., Ltd.

Address: 7th Floor, No. 398, Lane 1555, Jinshajiang West Road, Jiading District, Shanghai

Legal representative: Yuan Hui

Project Contact:

Contact details:

Mailing address: 1st Floor, No. 383, Lane 1555, Jinshajiang West Road, Jiading District, Shanghai

Telephone / fax:

Email:

Party A and Party B have negotiated on an equal footing, and on the basis of truly and fully expressing their wishes, have reached the following agreement (“Agreement”) on matters related to Party B’s provision of technical services to Party A and the joint operation of the intelligent map review platform by both parties, and both parties shall abide by it.

Section 1. Agreement Subject

1.01 Technical service: Party A sends a list of technical service requirements to Party B from time to time according to Party A’s requirements. After Party B confirms to Party A, Party B provides technical services to Party A according to Party B’s requirement list and Party B pays the technical services amounts as set out in Annex 1 “Technical Service Quotation List” of this Agreement.

1.02 Joint Operation of the Intelligent Map Review Platform:

(a) With the written consent of Party B, Party A has the right to license the intelligent drawing review platform to a third party. The license fee shall be shared by both parties, of which Party A shall enjoy Seventy Percent (70%) of the license fee and Party B shall enjoy Thirty Percent (30%) of the license fee.

(b) Within 5 days after signing any licensing agreement with a third party for the intelligent map review platform, Party A shall submit to Party B (i) the license use agreement and (ii) the associated payment.

Each month, Party B shall pay to Party A Thirty Percent (30%) of the license fee as set forth in this Agreement.

1.03 The term of Agreement is three (3) years, commencing on the date this Agreement was executed by both parties.

Section 2. Party B’s Rights and Obligations

2.01 Party B shall submit the implementation plan and corresponding workload to Party A within 5 working days after receiving Party A’s needs and all the information provided by Party A (including but not limited to technical data, original data, etc.), and Party A confirms that it is correct. Afterwards, both parties will implement the plan according to the implementation plan.

2.02 Party B’s Responsibilities during the Technical Service Process:

(a) Determine and assign technical implementation personnel under the project team. Party A shall be notified of changes in the personnel of the project team in a timely manner, and those who are incompetent shall be replaced in time.

(b) With the cooperation of Party A, the requirements analysis, design, development, testing and implementation shall be completed according to the requirements of this Agreement and the requirements list, and problems shall be discovered and solved in time, and the service standards agreed by both parties shall be continuously improved.

(c) Party B guarantees that its technical service results do not have serious functional defects.

If there are serious functional defects found in the process, Party B will be responsible for repairing it in time.

If the technical service work is delayed or failed, Party B shall bear the corresponding responsibilities stipulated in this Agreement.

(d) Provide Party A with relevant documentation for project implementation.

(e) Provide necessary, project-wide training for technical and operational personnel.

Section 3. Party A’s Rights and Obligations

3.01 Party A shall provide Party B with all the data required for technical services (including but not limited to technical data, original data, etc.), the environment for system trial operation, and other assistance matters. For information or assistance, Party A shall provide or give feedback within [three (3) days] of Party B’s request. If Party A fails to provide in accordance with the Agreement, resulting in the stagnation, delay or failure of this technical service, Party B shall not be held responsible, and the payment of Party A to Party B based on this Agreement shall not be delayed or reduced accordingly. Party A shall be responsible for the delay in construction period and the responsibility for service quality caused by this.

3.02 If Party A requests to change the project or functional requirements during the performance of the Agreement, it shall negotiate with Party B in a timely manner, and both parties shall reach a supplementary agreement on the change of technical services and progress.

3.03 Party A shall pay the Agreement service fee on schedule.

3.04 Except with the written consent of Party B, Party A shall not make any modification to the technical service results provided by Party B. Party B shall not be responsible for the failure of normal operation due to any modification made by Party A to the technical service results provided by Party B; provided, however, that the secondary development according to the requirements of Party B’s development specification is not subject to the foregoing restriction.

Section 4. Agreement Price and Payment

4.01 Fees incurred under this Agreement shall be calculated according to Annex I “Standard Price List for Service Personnel” of this Agreement. The unit price per person per day and the actual workload are settled on a monthly basis; the license fee that Party B should obtain in the current month shall be settled in accordance with the distribution principle of license fee for the operation of the intelligent map review platform.

4.02 Settlement method and terms: Settlement of fees shall be made on a quarterly basis. After the end of each quarter, Party B shall send a statement of settlement to Party A (see Annex II and Annex 3) and Party A shall confirm within three (3) working days upon receipt of the statement of settlement from Party B. Party B shall submit any objections to the settlement statment within three (3) working days of receipt. If the statement of settlement is neither confirmed nor objected to within three (3) working days, the statement of settlement will be deemed confirmed and accepted by Party A.

4.03 Payment schedule and method: Payment shall be made in one lump sum within six months after both parties confirm the applicable statement of settlement.

4.04 Party B’s bank name, address and account number are:

Account name: Shanghai Zhizhen Intelligent Network Technology Co., Ltd.

Account Bank: China CITIC Bank Shanghai Putuo Sub-branch

Account: 8110201013601085020

Section 5. Modifications

Both parties understand and agree to the following stipulations on modifications to this Agreement:

5.01 Changes to this Agreement must be agreed upon by both parties and determined in writing.

5.02 Any changes involving the construction period or payment amount shall be attended by the contact person of Party B designated in this Agreement or the manager who holds a valid power of attorney issued by Party B (with the official seal of Party B and the signature or seal of the legal representative of Party B). Any modifications must be agreed to by both parties in writing.

5.03 During the normal implementation of the project, any design scheme, technical architecture and performance indicators, development work, adjustment and increase/decrease of the schedule due to changes in Party A’s business and functional requirements, as well as Party B’s commitment to function, performance quality and work progress , must be signed by the contact person of Party B designated by this Agreement or the person in charge authorized by Party B on site to sign the report, meeting minutes, memorandum and other written forms to take effect.

5.04 The functional requirements, performance indicators, rectification opinions, change requirements, data corrections, etc. formally requested by any department or personnel of Party A to Party B must be contacted by Party A specified in this Agreement or hold a valid power of attorney issued by Party A (plus The written report signed by the manager with the official seal of Party A) shall be recognized by Party B.

5.05 Any verbal or written commitments and behaviors made in the name of the project personnel of both parties that violate the above principles shall not represent the opinions of respective party, nor shall such bind either party. Such actions are entirely personal behaviors on behalf of the actor, and both parties to this Agreement understand and agree that any legal consequences arising therefrom shall be borne by the actor personally, and the has no right to claim any rights against the other party.

Section 6. Intellectual Property Ownership

6.01 The intellectual property rights of the software and systems designed and developed by Party B in accordance with Party A’s requirements belong to Party A, but Party A may only use it for the purpose stipulated in this Agreement. Party B shall not transfer or authorize the intellectual property rights of the software or systems designed and developed by Party B to any third party for use. Except for the performance of this Agreement or with the written consent of Party A, Party B shall not assign or authorize the intellectual property rights of the software and systems to any third party or use it on its own. The basic technical modules, development frameworks, non-customized development source codes and related intellectual property rights used by Party B to implement this technical service shall remain owned by Party B, and Party A shall not translate, export, sell, lease, lend or transfer, for purposes other than archiving, copy or deliver to other parties for use in any form by providing sub-license, sub-license, information network, etc., and shall not translate, decompose, modify, decompile, disassemble, reverse engineer, track and analyze the means to obtain its intermediate data and results. Before Party B provides the technical services stipulated in this Agreement to Party A, the intellectual property rights enjoyed by Party B are still owned by Party B.

6.02 The copyright of any documents related to this technical service belongs to Party B, except those provided by Party A. Without the written permission of Party B, Party A shall not use any documents owned by Party B to obtain commercial interests by means of sale, disclosure, etc.

6.03 Party B shall ensure that the technical service results it delivers to Party A do not infringe on the legitimate rights and interests of any third party. If the effective judgment of the people’s court or arbitration institution confirms that the technical service results delivered by Party B infringe the third parties are violated, Party B shall bear the responsibility in accordance with the aforementioned judgment, and shall compensate Party A for actual direct economic losses caused thereby.

Section 7. Liability for Breach

Both parties confirm that: if either party violates this Agreement, the breaching party shall be liable to the non-breaching party in accordance with the following stipulations:

7.01 If Party B fails to provide technical services or deliver its obligations on time due to unilateral reasons, Party B shall pay Party A a penalty of 0.03% of the Agreement amount corresponding to the failure to deliver part of the results on time for each overdue day. The total amount of liquidated damages shall not exceed Ten Percent (10%) of the total Agreement amount. If the delivery is delayed for more than 60 days due to Party B’s unilateral reasons, Party A has the right to terminate the Agreement.

7.02 If the technical service results do not meet the conditions and standards stipulated in the Agreement due to the fault of Party B, Party B shall repair or take other remedial measures in time until the conditions stipulated in the Agreement are met. Otherwise, Party A has the right to request Party B to compensate for the actual direct economic losses caused to Party A.

7.03 During the performance of the Agreement, if the Agreement is terminated or rescinded in advance due to Party B’s reasons, Party B shall refund the fees paid by Party A but not performed, and compensate for the actual direct economic losses caused to Party A.

7.04 If Party A delays payment, resulting in stagnation and delay of technical service work, Party B shall not be liable. For overdue payment, Party A shall pay Party B a penalty of 0.03% of the Agreement amount due but not paid for each overdue day, and the total amount of liquidated damages shall not exceed 10% of the total Agreement amount. If Party A delays payment for more than 60 days, Party B has the right to rescind or terminate the Agreement. Party A shall be liable for breach of this Agreement with reference to the provisions of this Agreement if Party A delays acceptance of the work results without justifiable reasons. Before Party A pays Party B in accordance with this Agreement, Party B has the right to refuse to perform the obligations under this Agreement until Party A performs the corresponding payment obligations.

7.05 If Party B cannot complete the technical service tasks according to the Agreement schedule due to Party A’s change of technical requirements and other reasons, Party B shall not bear any responsibility. If the technical service work is stagnant or delayed for more than 60 days due to Party A’s reasons, Party B has the right to cancel or terminate the Agreement in advance. During the performance of this Agreement, if the Agreement is prematurely terminated or terminated due to Party A’s reasons, and Party B has already carried out the implementation work, Party A shall pay the fees according to the actual workload completed by Party B or the results delivered, in addition, Party A shall also pay to Party B Thirty Percent (30%) of the total liquidated damages. If the liquidated damages are not enough to make up for the actual losses of Party B, Party A shall also compensate Party B for the remaining direct economic losses.

7.06 If the Agreement is rescinded or terminated early, Party A shall return to Party B all documents related to technical services provided by Party B or improved by Party A on the basis of Party B, provided that Party A has already paid the payment and Party B agrees that Party A accepts the corresponding Except for the part of service results.

Section 8. Force Majeure

8.01 If any of the two parties encounters force majeure, such as war, fire, typhoon, flood, earthquake, major epidemic disease, etc., which are events that are force majeure and are sufficient to cause forced suspension or postponement of the execution of this Agreement, the execution of this Agreement shall be postponed accordingly.

8.02 Force majeure applies to both parties to this Agreement. After this Agreement takes effect, if force majeure occurs and the Agreement cannot be performed, the party experiencing the force majeure shall obtain the non-performance or complete performance or delay in performance of this Agreement issued by the notary office at the place where the accident occurred within ten working days after the occurrence of the force majeure proof. Party A and Party B may, by virtue of this proof, exempt all or part of the relevant responsibilities accordingly.

8.03 If the impact of a force majeure event lasts for 20 consecutive days or more, the two parties can resolve the performance of this Agreement through friendly negotiation and reach an agreement as soon as possible.

Section 9. Privacy Policy

Both parties agree that the confidentiality obligations to be complied with in the performance of this Agreement are as follows:

9.01 Confidential information and business data of one party to the other party, including but not limited to product formulations, technological processes, materials, test data, test reports, technical know-how, market intelligence, sales prices, business plans, supply and marketing channels, services, customers, Information on software, development, invention, process, icons, engineering, hardware structure, marketing and finance (hereinafter referred to as “confidential information”) is obliged to keep confidential and shall not be disclosed to any third party without permission.

9.02 The validity of the relevant confidentiality clauses under this agreement shall not be affected by the termination, rescission, invalidity or revocation of the Agreement, and shall remain in effect until the relevant confidential information legally enters the public domain.

9.03 If both parties breach any of the confidentiality obligations in this article, they shall pay to the non-breaching party Ten Percent (10%) of the total Agreement amount; provided, however, that if the foregoing Ten Percent 10% amount is not enough to cover the losses incurred by the other party, the breaching party shall be liable for all consequences arising therefrom and shall be liable for the direct losses incurred by the other party.

Section 10. Project Contacts and Notifications

10.01 Both parties confirm that within the validity period of this Agreement, the project contact person shall undertake the following responsibilities:

(a) Send a list of confirmed requirements, implementation plans and corresponding workloads;

(b) Coordinate the problems arising from the progress of the project, coordinate the work of both parties and other related contents; and

(c) Sign the monthly statement.

10.02 All notices and other communications required or given under this Agreement shall be delivered by personal delivery, registered mail, postage prepaid, commercial courier service, e-mail or fax to the address listed on the first page of this Agreement for that party. The date on which such notices are deemed to have been effectively served shall be determined as follows: If the notices are delivered by hand delivery, courier service or by registered mail, postage prepaid, on the date of dispatch or rejection at the address set as the notice’s effective date of delivery. If the notice is sent by e-mail, it is deemed to have entered the other party’s data message receiving system and is deemed to have been delivered once the content of the aforementioned electronic file has been correctly filled in by the sender and has not been returned by the system. If the delivery date is not a working day, it will be deemed to be delivered on the next working day. If the notice is sent by facsimile, the effective date of delivery shall be the date of successful transmission (as evidenced by the automatically-generated confirmation of transmission).

10.03 The address, contact person and electronic communication information agreed on the first page of this Agreement are also the address for the service of legal documents of the people’s court and/or arbitration institution for the work contact between the two parties, legal documents and dispute resolution, and the litigation documents of the people’s court and/or arbitration institution (including the judgment document) is served on the above-mentioned address and/or the public address of the industrial and commercial registration (registered address of the resident identity card) of any party to any agreement, it shall be deemed to be effectively served. The contact service by the parties to the electronic communication terminal shall be applicable to the service at the time of dispute resolution.

10.04 The Agreement service clause and the dispute resolution clause are independent clauses and are not affected by the validity of the Agreement as a whole or other clauses.

10.05 If one party changes the project contact person, it shall notify the other party in writing no later than three working days after the change, otherwise the non-modifying party’s notification through its original communication method shall be regarded as a valid notification. Those who fail to notify in time and affect the performance of this Agreement or cause loss to the other party shall be liable for such losses.

Section 11. Dispute Resolution

11.01 Disputes arising from the performance of this Agreement between the two parties shall be resolved through negotiation or mediation. If negotiation or mediation fails, it shall be under the jurisdiction of the people’s court of the defendant’s domicile.

11.02 During litigation, the remainder of the Agreement shall continue in full force and effect.

Section 12. Take Effect

12.01 This Agreement will come into effect from the date when both parties A and B sign and affix the official seal or the special seal of the Agreement.

12.02 This Agreement is made in quadruplicate, and Party A and Party B each hold two originals, all of which have the same effect.

12.03 The appendix of this Agreement is an integral part of this Agreement and has the same effect as the main body of this Agreement.

12.04 Any changes to the terms of this Agreement must be signed in writing by the representatives of both parties integral part of this Agreement and have the same effect as this Agreement.

12.05 Matters not covered in this Agreement shall be settled by both parties through friendly negotiation.

(The following is the signature and seal page, no text)

Party A

China Construction Third Engineering Bureau Group Co., Ltd.

Date: October 9, 2021

Party B

Shanghai Xiao-i Robot Technology Co., Ltd.

Date: October 9, 2021

Annex I to the Contract on

Operation and Technical Service Product List

Operation and Technical Services Product List

[ ● ]